WITH, INC.

(FORMERLY MEDL MOBILE HOLDINGS, INC.)

PROMISSORY NOTE

$100,000

Dated: February 16, 2016

FOR VALUE RECEIVED, the undersigned, WITH, INC., a Nevada corporation (the “Company”), promises to pay to ALPHA CAPITAL ANSTALT (the “Holder”), in lawful money of the United States of America, the principal amount of One Hundred Thousand Dollars ($100,000.00) (the “Principal Amount”), with interest calculated in accordance herewith, on August 16, 2016 (the “Maturity Date”).

1.

Payments.

(a)

Interest. The Principal Amount shall bear interest at a per annum rate of five percent (5%) from this date until paid.  Interest shall commence accruing on the date that this Note is fully funded and shall be computed on the basis of a 365-day year and the actual number of days elapsed.  The interest shall be payable on the Maturity Date or upon acceleration or by prepayment, as the case may be.

(b)

Maturity Date. The Principal Amount of this Note shall be paid in cash to the Holder on the Maturity Date along with any accrued but unpaid interest.

(c)

Manner of Payment. Unless otherwise agreed to in writing by Holder, all payments on this Note shall be made by wire transfer of immediately available funds to an account designated by Holder in writing.

(d)

Prepayments at the Option of the Company. This Note may not be prepaid in whole or in part, at any time without the consent of the Holder.

(e)

Application of Payments.  All payments made hereunder shall be applied first to any accrued interest hereon and then to reduce the then outstanding Principal Amount by the amount of such prepayment.

(f)

In the event that Holder’s exercise of its rights under Section 2(b) could result in an issuance of equity in excess of the amount permitted to be issued to Holder pursuant to Section 9 of a certain Warrant to purchase Shares of Common Stock issued to Holder on March 22, 2012 (which Section 9 is incorporated herein by this reference), then Holder may exercise its rights under Section 2(b) in whole or in part, except that the issuance and delivery of the equity in excess of the maximum permitted amount shall be postponed until such time or times as such issuance will not exceed the maximum permitted issuable amount.

2.

Defaults.

(a)

Events of Default.  The occurrence and continuance of any one or more of the following events with respect to the Company shall constitute an event of default hereunder at the election of the Holder (“Event of Default”):

(i)

if the Company shall fail to pay when due any amount owed on this Note;

(ii)

if the Company fails to perform or observe any other provision of this Note and such failure continues for ten (10) business days after such failure;

(iii)

if there is a sale of the Company or any subsidiary or material asset of the Company;

(iv)

if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; (v) admit in writing its inability to pay its debts as they become due; or (vi) if an involuntary case under any bankruptcy law is initiated;

(v)

if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties, or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within sixty (60) business days;

(vi)

if the Company or any subsidiary of the Company assumes any debt or issues any equity or any instrument convertible into or representing the right to acquire equity of the Company or any subsidiary of the Company to a third party without prior consent from the Holder; and

(vii)

if any event of default shall occur under any other agreement to which the Company and Holder are parties.

(b)

Notice by Holder. Upon the occurrence of an Event of Default hereunder (unless such Event of Default has been waived by Holder or cured), Holder may, at Holder’s option, (i) by written notice to the Company, declare the entire unpaid Principal Amount of this Note (together with any accrued but unpaid interest thereon) immediately due and payable regardless of any prior forbearance, and (ii) subject to the other provisions of this Note (including Section 6 hereof), exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of Holder’s rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees and disbursements. During the period in which an Event of Default is occurring (and has not been waived by Holder or cured), notwithstanding the provisions of Section 1(a), the Principal Amount shall bear interest not at five percent (5%) as provided in such section, but instead at a rate of fifteen percent (15%).  Notwithstanding the foregoing, in the event that that the Event of Default is due to the event described in Section 2(a)(vi) above, at the election of the Holder, the Company shall (i) pay to the Holder an amount equal to (i) two hundred percent (200%) of the Principal Amount, plus any accrued by unpaid interest, or (ii) Holder may elect to defer repayment of this Note and apply an amount equal to 200% of the outstanding Principal Amount and accrued interest towards the payment for debt, equity or right to acquire equity which resulted in the Event of Default described in Section 2(a)(vi) above.

3.

Secured Obligation.  The obligations of the Company under this Note are secured by all of the Company’s personal property, including, without limitation, all of the Company’s stock in Hang With, Inc.  The security interest held by Holder under this Section 3 shall be subordinate only to the security interest granted by the Company to, and held by, KGN Holdings, LLC as of the issue date of this Note and senior to any other security interests.  Holder is authorized to cause the filing of one or more Form UCC-1 Financing Statements in connection with the foregoing security interest.

4.

Subsidiary Guarantee.  The Company’s subsidiary, Hang With, Inc., a Nevada corporation, hereby guarantees to the Holder and its respective successors, transferees and assigns, the prompt and complete payment and performance when due (whether at the states maturity, by acceleration or otherwise) of the obligations of the Company hereunder.  The guarantee contained in this Section 4 shall remain in full force and effect until all the obligations of the Company shall have been satisfied by in full. The liability of Hang With, Inc. under this guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Hang With, Inc. hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (i) any lack of validity or enforceability of the Note or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to departure from the Note, including, without limitation, any increase in the obligations resulting from the extension of additional credit to the Company or otherwise; (iii) any taking, exchange, release, subordination or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the obligations; (iv) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Company; or (v) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Holder that might otherwise constitute a defense available to, or a discharge of, the Company.  This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations is rescinded or must otherwise be returned by the Holder or any other entity upon the insolvency, bankruptcy or reorganization of the Company or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.  The guarantee in this Section 4 shall be subordinate to any guarantee made by Hang With, Inc. for the benefits of KGN Holdings, LLC.  The obligations of Hang With, Inc. under this guarantee are secured by all of the personal property of Hang With, Inc.  Holder is authorized to cause the filing of one or more Form UCC-1 Financing Statements in connection with the foregoing security interest.

5.

Waiver of Presentment, Etc. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder’s right to receive payment in full at such time or at any prior or subsequent time.

6.

Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: With, Inc., 18475 Bandilier Circle, Fountain Valley, California 92708, Attn: Andrew Maltin, Chief Financial Officer, with a copy by fax only to (which shall not constitute notice): Szaferman, Lakind, Blumstein & Blader, P.C. Attn: Gregg Jaclin, Esq., fax: (609) 275-4511, and (ii) if to the Holder, to: Alpha Capital Anstalt, Lettstrasse 32, 9490 Vaduz, Liechtenstein, Attn: Konrad Ackermann, Director, Fax: 011-423-2323196, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

7.

Transfers; Successors and Assigns. This Note shall be binding upon the Company and its successors and permitted assigns, and shall inure to the benefit of Holder and Holder’s heirs, successors and permitted assigns. The provisions of this Note are intended to be for the benefit of any Holder from time to time of this Note and shall be enforceable by the Holder.

8.

Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

9.

Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.

Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

11.

Amendment and Modification. Unless otherwise provided for hereunder, this Note may not be modified or amended or the provisions hereof waived without the written consent of the Company and the Holder.

12.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against the Company by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and the Company are parties or which the Company delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or the Company’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

13.

Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

14.

Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

15.

Entire Agreement. This Note, the exhibits and schedules hereto and the other documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Note with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

WITH, INC.

By: /s/ Andrew Maltin

Name: Andrew Maltin

Title: Chief Executive Officer

ALPHA CAPITAL ANSTALT

By: /s/ Konrad Ackermann

Name: Konrad Ackermann

Title:  Director

WITH RESPECT TO THE SUBSIDIARY GUARANTEE

IN SECTIONS 4-12 ONLY:

HANG WITH, INC.

By: /s/ Andrew Maltin

Name:  Andrew Maltin

Title:  CEO